UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes Offering

On February 21, 2025, MicroStrategy® Incorporated d/b/a Strategy™ (“Strategy” or the “Company”) completed its previously announced private offering of its 0% convertible senior notes due 2030 (the “notes”). The notes were sold under a purchase agreement, dated as of February 19, 2025, entered into by and between Strategy and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), for resale only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the notes sold in the offering was $2 billion. Strategy also granted to the Initial Purchasers an option to purchase, for settlement within a period of five business days from, and including, the date on which the notes were first issued, up to an additional $300 million aggregate principal amount of notes.

The net proceeds from the sale of the notes were approximately $1.99 billion, after deducting fees and estimated expenses.

Strategy intends to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital.

Indenture and the Notes

On February 21, 2025, Strategy entered into an indenture (the “Indenture”) with respect to the notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The notes are the Company’s senior, unsecured obligations and are: (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the notes; (iii) senior in right of payment to the Company’s existing and future preferred equity (including the Company’s 8.00% series A perpetual strike preferred stock); (iv) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (v) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The notes do not bear regular interest, and the principal amount of the notes does not accrete. However, special interest and additional interest may accrue on the notes at a rate per annum not exceeding 0.50% upon the occurrence of certain events relating to the failure to file certain Securities and Exchange Commission reports or to remove certain restrictive legends from the notes. The notes will mature on March 1, 2030, unless earlier repurchased, redeemed or converted. Before December 3, 2029, noteholders have the right to convert their notes only upon the occurrence of certain events. From and after December 3, 2029, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its class A common stock or a combination of cash and shares of its class A common stock, at the Company’s election. The initial conversion rate is 2.3072 shares of the Company’s class A common stock per $1,000 principal amount of the notes, which represents an initial conversion price of approximately $433.43 per share of the Company’s class A common stock. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after March 5, 2027 and on or before the 20th scheduled trading day immediately before the maturity date, but only if (i) the notes are “Freely Tradable” (as defined in the Indenture), and all accrued and unpaid special interest and additional interest, if any, has been paid in full, as of the date the Company sends the related redemption notice; and (ii) the last reported sale price per share of the Company’s class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding notes unless at least $75.0 million aggregate principal amount of the notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date. In addition, calling any note for redemption will constitute a Make-Whole Fundamental Change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s class A common stock.

Noteholders may require the Company to repurchase their notes on March 1, 2028, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the repurchase date.

The notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the notes (which, in the case of a default in the payment of special interest or additional interest, if any, on the notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) the Company’s failure to convert a note in accordance with the Indenture, if such default is not cured within five days after its occurrence; (v) a default by the Company in its other obligations or agreements under the Indenture or the notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $200,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid special interest and additional interest, if any, on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid special interest and additional interest, if any, on, all of the notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the notes for up to 360 days at a specified rate per annum not exceeding 0.50% on the principal amount of the notes.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of the certificate representing the notes, copies of which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2 hereto respectively and are hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Convertible Notes Offering” is incorporated herein by reference.

The Company offered and sold the notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the notes were resold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Company will settle conversions of the notes by paying or delivering, as applicable, cash, shares of the Company’s class A common stock or a combination of cash and shares of the Company’s class A common stock, at the Company’s election. Neither the notes nor the underlying shares of class A common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Any shares of the Company’s class A common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Assuming the Initial Purchasers fully exercise their option to purchase additional notes, initially, a maximum of 7,163,810 shares of the Company’s class A common stock may be issued upon conversion of the notes, based on the initial maximum conversion rate of 3.1147 shares of class A common stock per $1,000 principal amount of notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01.	Other Events.

On February 24, 2025, Strategy issued a press release announcing the closing of the notes offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits attached hereto about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated use of the net proceeds from the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the other factors discussed in the “Risk Factors” section of Strategy’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2025 and the risks described in other filings that Strategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Strategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 21, 2025, by and between MicroStrategy Incorporated and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 0% Convertible Senior Notes due 2030 (included within Exhibit 4.1).

99.1	Press Release, dated February 24, 2025, announcing the closing of the offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel